EX‑35.17

(logo) WELLS FARGO	Corporate Trust Services MAC R1204-010 9062 Old Annapolis Road Columbia, MD 21045 Tel: 410 884 2000 Fax: 410 715 2380

Wells Fargo Commercial Mortgage Securities, Inc.

c/o Wells Fargo Securities, LLC

375 Park Avenue 2nd floor

J0127-023

New York, New York 10152-023

RE: Annual Statement of Compliance for Wells Fargo Commercial Mortgage

Securities Inc. Commercial Mortgage Pass-Through Certificates Series 2013-C18

The undersigned, a duly authorized officer of Wells Fargo Bank, N.A., as Certificate Administrator for the Garden State Plaza Mortgage Loan Combination (in such capacities, “Wells Fargo”), hereby certifies as follows as of and for the year ending December 31, 2013 (the “reporting period”):

(a)     A review of Wells Fargo’s activities during the reporting period and of its performance under the applicable servicing agreement(s) listed on Schedule A hereto (the “Servicing Agreement(s)”) has been made under my supervision; and

(b)     To the best of my knowledge, based on such review, Wells Fargo has fulfilled all of its obligations under the Servicing Agreement(s) in all material respects throughout the reporting period, except as noted on Schedule B.

February 26, 2015

/s/  Brian Smith

BRIAN SMITH

Vice President

Wells Fargo Bank, N.A.

To:  Wells Fargo Commercial Mortgage Securities, Inc.

Schedule A

List of Servicing Agreement(s) and Series

Pooling and Servicing Agreement dated as of December 1, 2013, by and among WELLS FARGO COMMERCIAL MORTGAGE SECURITIES, INC., as Depositor, WELLS FARGO BANK, NATIONAL ASSOCIATION, as General Master Servicer, MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION, as General Special Servicer, NCB, FSB, as NCB Master Servicer and Co-op Special Servicer, PENTALPHA SURVEILLANCE LLC, as Trust Advisor, DEUTSCHE BANK TRUST COMPANY AMERICAS as Trustee, and Wells Fargo Bank, N.A. as Certificate Administrator, Paying Agent and Custodian relating to the Series WFRBS 2013-C18 Commercial Mortgage Pass-Through Certificates relating to the Sullivan Center Loan Combination, a pari passu portion of which is included in the Series RBSGF 2013-GSP Commercial Mortgage Pass-Through Certificates transaction.

2.        To:  Wells Fargo Commercial Mortgage Securities, Inc.

Schedule B

Material Non-Compliance with Servicing Obligations

Not Applicable